UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 4, 2025

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10	VZ	New York Stock Exchange
Common Stock, par value $0.10	VZ	The Nasdaq Global Select Market
1.375% Notes due 2026	VZ 26B	New York Stock Exchange
0.875% Notes due 2027	VZ 27E	New York Stock Exchange
1.375% Notes due 2028	VZ 28	New York Stock Exchange
1.125% Notes due 2028	VZ 28A	New York Stock Exchange
2.350% Fixed Rate Notes due 2028	VZ 28C	New York Stock Exchange
1.875% Notes due 2029	VZ 29B	New York Stock Exchange
0.375% Notes due 2029	VZ 29D	New York Stock Exchange
1.250% Notes due 2030	VZ 30	New York Stock Exchange
1.875% Notes due 2030	VZ 30A	New York Stock Exchange
4.250% Notes due 2030	VZ 30D	New York Stock Exchange
2.625% Notes due 2031	VZ 31	New York Stock Exchange
2.500% Notes due 2031	VZ 31A	New York Stock Exchange
3.000% Fixed Rate Notes due 2031	VZ 31D	New York Stock Exchange
0.875% Notes due 2032	VZ 32	New York Stock Exchange
0.750% Notes due 2032	VZ 32A	New York Stock Exchange
3.500% Notes due 2032	VZ 32B	New York Stock Exchange
3.250% Notes due 2032	VZ 32C	New York Stock Exchange
1.300% Notes due 2033	VZ 33B	New York Stock Exchange
4.75% Notes due 2034	VZ 34	New York Stock Exchange
4.750% Notes due 2034	VZ 34C	New York Stock Exchange
3.125% Notes due 2035	VZ 35	New York Stock Exchange
1.125% Notes due 2035	VZ 35A	New York Stock Exchange
3.375% Notes due 2036	VZ 36A	New York Stock Exchange
3.750% Notes due 2036	VZ 36B	New York Stock Exchange
3.750% Notes due 2037	VZ 37B	New York Stock Exchange
2.875% Notes due 2038	VZ 38B	New York Stock Exchange
1.875% Notes due 2038	VZ 38C	New York Stock Exchange
1.500% Notes due 2039	VZ 39C	New York Stock Exchange
3.50% Fixed Rate Notes due 2039	VZ 39D	New York Stock Exchange
1.850% Notes due 2040	VZ 40	New York Stock Exchange
3.850% Fixed Rate Notes due 2041	VZ 41C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Compensation Arrangements

On October 6, 2025, Verizon filed a Current Report on Form 8-K disclosing, among other things, the appointment of Daniel H. Schulman as Chief Executive Officer, effective as of October 4, 2025. Verizon is filing this Amendment No. 1 to such Current Report to provide information regarding Mr. Schulman’s compensation arrangements that were entered into after such Current Report was filed.

On October 13, 2025, Verizon entered into a letter agreement with Mr. Schulman, which provides for his continued role as Chief Executive Officer through December 31, 2027. Mr. Schulman will continue serving as a member of the Board of Directors of Verizon (the “Board”) and will be nominated for reelection to the Board at each annual meeting of Verizon’s shareholders during the term. In consideration of his employment as Chief Executive Officer, Mr. Schulman will be paid an annualized base salary of $1,500,000 and will be eligible to participate in the Verizon Short Term Incentive Plan with a target incentive opportunity equal to 250% of his base salary, prorated for fiscal year 2025. Mr. Schulman will also receive the following Verizon equity awards in the form of Verizon restricted stock units (“RSUs”) and Verizon performance stock units (“PSUs”), which collectively represent Mr. Schulman’s exclusive long-term incentive compensation during the term:

(i)

an RSU grant with a target value equal to $9.5 million to compensate Mr. Schulman for incentive compensation that he forfeited upon resignation from his service relationship with an investment firm in connection with his appointment as Chief Executive Officer, which will be granted on October 17, 2025 and will vest on December 31, 2026, generally subject to his continued employment through such date;

(ii)	an RSU grant with a target value equal to $20 million, which will be granted on October 17, 2025 and will vest on December 31, 2027, generally subject to his continued employment through such date;

(iii)

a PSU grant with a target value equal to $30 million, which will be granted during 2026 and prior to January 15, 2026 and will vest, to the extent earned, on December 31, 2027, generally subject to his continued employment through such date. This PSU grant is divided into two tranches, each corresponding to 50% of the award. Each tranche may be earned at a range of 0-200% of the target number of PSUs granted, based on the level of achievement of Verizon’s total shareholder return relative to a comparator group to be determined by the Human Resources Committee (the “Committee”) of the Board at the time of grant in 2026. For the first tranche, such achievement is measured over a performance period beginning October 17, 2025 and ending December 31, 2026 and for the second tranche, such achievement is measured over a performance period beginning October 17, 2025 and ending December 31, 2027; and

(iv)

a supplemental PSU grant relating to 222,222 PSUs at target, which will be granted on October 17, 2025 and may be earned at a range of 0-300% of the target number of PSUs granted based on the achievement of average share price goals ranging from $55.00 to $75.00 per share of Verizon common stock over a performance period commencing on October 17, 2025 and ending December 31, 2028. The earned PSUs will generally vest on December 31, 2027 or such later date during the performance period on which the applicable share price performance goal is achieved, generally subject to Mr. Schulman’s continued employment with Verizon through December 31, 2027. This PSU grant is divided into nine tranches, each of which corresponds to an average share price goal. An average share price goal will be treated as achieved (resulting in the corresponding tranche of the grant being deemed to be earned) on the last day of a measurement period (defined as any period of 20 consecutive trading days of Verizon common stock on the New York Stock Exchange that both begins and ends during the performance period) if, as of each trading day during the measurement period, the average closing price of a share of Verizon common stock on the New York Stock Exchange for the trailing period of 20 consecutive trading days ending on and including such day exceeds the applicable average share price goal.

The number of shares of Verizon common stock underlying the equity grants described in clauses (i), (ii), and (iii) above will be determined by dividing the target dollar value of the grant by a reference price that is calculated as the average closing price of Verizon common stock over the 20 consecutive trading days ending on and including October 17, 2025 and rounding up to the nearest whole number of shares. Mr. Schulman is entitled to certain termination vesting protections with respect to his RSUs and PSUs upon a qualifying termination of employment, including that upon Mr. Schulman’s termination of employment due to a succession event (generally defined as circumstances where a successor Chief Executive Officer of Verizon has been appointed and Mr. Schulman has facilitated an orderly transition of his duties), the time-based vesting conditions will be deemed satisfied for all of Mr. Schulman’s equity grants described above. In addition, if prior to December 31, 2027, Mr. Schulman’s employment terminates due to a succession event, he will be entitled to receive the remaining base salary and short-term incentive compensation that he would have received had he remained employed with Verizon as Chief Executive Officer through December 31, 2027 (with short-term incentive compensation determined based on actual performance for the fiscal year in which the termination occurs and target performance for fiscal years that have not yet commenced as of the termination date).

Named Executive Officer Retention Awards

On October 13, 2025, the Committee approved a one-time retention RSU award with a target value of $4,000,000 for each of Sowmyanarayan Sampath, Executive Vice President and Group CEO - Verizon Consumer, and Anthony Skiadas, Executive Vice President and Chief Financial Officer. The number of shares of Verizon common stock underlying each award will be determined by dividing the target dollar value by the closing price of a share of Verizon common stock on the New York Stock Exchange on the grant date and rounding up to the nearest whole number of shares. Each award will be granted on October 17, 2025 and will vest on December 31, 2027, generally subject to the continued employment of Mr. Sampath or Mr. Skiadas, as applicable, through such date. Each of Mr. Sampath and Mr. Skiadas is entitled to certain termination vesting protections with respect to his RSUs upon a qualifying termination of employment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIZON COMMUNICATIONS INC.

Date: October 14, 2025	By	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary